Delaware The First State Page 1 3761397 8100 Authentication: 203705345 SR# 20242864600 Date: 06-13-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BLACKBAUD, INC.”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JUNE, A.D. 2024, AT 12:48 O`CLOCK P.M. EXHIBIT 3.1.1